Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Better-Than-Expected Third Quarter Results And Adjusts Full Year 2024 Outlook

•Third Quarter Diluted EPS Up 17% to $3.36 and Adjusted Diluted EPS Up 11% to $3.60
•Third Quarter Revenues Increase 2% to $1.06 Billion
•Third Quarter Crocs Brand Grows 8% Constant Currency Fueled By Balanced Channel Growth
___________________________________________________________________________

BROOMFIELD, COLORADO — October 29, 2024 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its third quarter 2024 financial results.

“We reported third quarter results which exceeded our Enterprise guidance on sales and profitability,” said Andrew Rees, Chief Executive Officer. “Our overall performance including strong gross margin gains allowed us to accelerate our strategic investments in the quarter while continuing to deliver earnings per share growth through the deployment of our strong cash flow. Strength was led by our Crocs Brand fueled by 17% international and 8% direct-to-consumer growth."

Mr. Rees continued, “We have sharpened our strategy around HEYDUDE as we work to create higher brand relevance through our product and marketing initiatives. While we are seeing early green shoots from these actions, HEYDUDE’s recent performance and the current operating environment are signaling it will take longer than we had initially planned for the brand to turn a corner. While we are resetting our full-year outlook for HEYDUDE, I remain confident in the long-term trajectory of the brand.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Third Quarter 2024 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $1,062 million, an increase of 1.6%, or 2.0% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 4.4%, or 4.6% on a constant currency basis. Wholesale revenues contracted 1.4%, or 0.9% on a constant currency basis.
•Gross margin was 59.6% compared to 55.6%. Adjusted gross margin improved 220 basis points to 59.6% compared to 57.4%.
•Selling, general, and administrative expenses (“SG&A”) of $364 million increased 18.1% from $308 million, and represented 34.2% of revenues compared to 29.4%. Adjusted SG&A of $364 million increased 19.4% from $305 million, and represented 34.2% of revenues compared to 29.1%.
•Income from operations of $270 million decreased 1.5% from $274 million, resulting in operating margin of 25.4% compared to 26.2%. Adjusted income from operations of $270 million decreased 8.8% from $296 million, resulting in adjusted operating margin of 25.4% compared to 28.3%.
•Diluted earnings per share of $3.36 increased 17.1% from $2.87. Adjusted diluted earnings per share of $3.60 increased 10.8% from $3.25.

•During the quarter, we repaid $110 million of debt. We repurchased approximately 1.1 million shares for $151 million, and at quarter end, $549 million of share repurchase authorization remained available for future repurchases.

Third Quarter 2024 Brand Summary

•Crocs Brand: Revenues increased 7.4% to $858 million, or 7.9% on a constant currency basis.
◦Channel
▪DTC revenues increased 7.7% to $463 million, or 8.0% on a constant currency basis.
▪Wholesale revenues increased 7.1% to $396 million, or 7.8% on a constant currency basis.
◦Geography
▪North America revenues increased 2.1% to $491 million, or 2.2% on a constant currency basis.
▪International revenues increased 15.5% to $367 million, or 16.5% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 17.4% to $204 million.
◦Channel
▪DTC revenues decreased 9.3% to $91 million.
▪Wholesale revenues decreased 22.9% to $113 million.

Balance Sheet and Cash Flow (September 30, 2024 as compared to September 30, 2023)

•Cash and cash equivalents were $186 million compared to $127 million.
•Inventories were $367 million compared to $390 million.
•Total borrowings were $1,422 million compared to $1,939 million.
•Capital expenditures were $51 million compared to $86 million.

Financial Outlook

Fourth Quarter 2024
With respect to the fourth quarter of 2024, we expect:
•Revenues to be flat to up slightly compared to fourth quarter 2023, at currency rates as of the end of the last reported period.
◦Crocs Brand to grow approximately 2% compared to fourth quarter 2023.
◦HEYDUDE Brand to be down 6% to 4% compared to fourth quarter 2023.
•Adjusted operating margin of approximately 19.5%.
•Adjusted diluted earnings per share of $2.20 to $2.28.

Full Year 2024
With respect to 2024, we now expect:
•Revenue growth of approximately 3% compared to 2023, at currency rates as of the end of the last reported period, at the lower end of prior guidance of 3% to 5%.
◦Revenues for the Crocs Brand to grow approximately 8%, versus growth of 7% to 9% prior.
◦Revenues for the HEYDUDE Brand to be down approximately 14.5%, versus down 10% to 8% prior.
•Adjusted operating margin of more than 25%.
•Non-GAAP adjustments of approximately $28 million related to the implementation of a new enterprise resource planning (“ERP”) system for HEYDUDE, and costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada.

•Combined GAAP tax rate of approximately 21% and non-GAAP effective tax rate of approximately 16%.
•Adjusted diluted earnings per share of $12.82 to $12.90, at the high end of prior guidance of $12.45 to $12.90. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.
•Capital expenditures of $90 million to $100 million compared to prior guidance of $100 million to $110 million.

Conference Call Information

A conference call to discuss third quarter 2024 results is scheduled for today, Tuesday, October 29, 2024, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through October 29, 2025 at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 80 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding potential impacts to our business related to cost inflation, our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding fourth quarter and full year 2024 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: cost inflation; current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of October 29, 2024. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$1,062,200	$1,045,717	$3,112,335	$3,002,250
Cost of sales	428,861	464,081	1,275,003	1,322,937
Gross profit	633,339	581,636	1,837,332	1,679,313
Selling, general and administrative expenses	363,510	307,784	1,015,336	852,044
Income from operations	269,829	273,852	821,996	827,269
Foreign currency losses, net	(332)	(1,770)	(3,928)	(1,622)
Interest income	1,366	506	2,908	1,225
Interest expense	(26,203)	(39,207)	(85,927)	(124,907)
Other income, net	237	24	302	448
Income before income taxes	244,897	233,405	735,351	702,413
Income tax expense	45,096	56,380	154,189	163,433
Net income	$199,801	$177,025	$581,162	$538,980
Net income per common share:
Basic	$3.38	$2.90	$9.69	$8.74
Diluted	$3.36	$2.87	$9.62	$8.65
Weighted average common shares outstanding:
Basic	59,046	61,143	59,973	61,670
Diluted	59,501	61,615	60,437	62,280

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$186,122	$149,288
Restricted cash - current	2	2
Accounts receivable, net of allowances of $33,634 and $27,591, respectively	361,651	305,747
Inventories	367,191	385,054
Income taxes receivable	2,913	4,413
Other receivables	21,618	21,071
Prepaid expenses and other assets	50,923	45,129
Total current assets	990,420	910,704
Property and equipment, net of accumulated depreciation of $146,957 and $120,510, respectively	243,358	238,315
Intangible assets, net of accumulated amortization of $155,943 and $138,611, respectively	1,783,677	1,792,562
Goodwill	711,602	711,588
Deferred tax assets, net	659,861	667,972
Restricted cash	3,421	3,807
Right-of-use assets	303,758	287,440
Other assets	17,053	31,446
Total assets	$4,713,150	$4,643,834
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240,891	$260,978
Accrued expenses and other liabilities	277,982	285,771
Income taxes payable	106,753	65,952
Current borrowings	—	23,328
Current operating lease liabilities	66,900	62,267
Total current liabilities	692,526	698,296
Deferred tax liabilities, net	12,824	12,912
Long-term income taxes payable	572,362	565,171
Long-term borrowings	1,421,952	1,640,996
Long-term operating lease liabilities	285,155	269,769
Other liabilities	3,213	2,767
Total liabilities	2,988,032	3,189,911
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 110.4 million and 110.1 million issued, 58.5 million and 60.5 million outstanding, respectively	110	110
Treasury stock, at cost, 51.9 million and 49.6 million shares, respectively	(2,226,193)	(1,888,869)
Additional paid-in capital	851,228	826,685
Retained earnings	3,192,927	2,611,765
Accumulated other comprehensive loss	(92,954)	(95,768)
Total stockholders’ equity	1,725,118	1,453,923
Total liabilities and stockholders’ equity	$4,713,150	$4,643,834

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$581,162	$538,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,890	40,531
Operating lease cost	62,209	56,880
Share-based compensation	24,377	23,507
Asset impairment	24,081	—
Other non-cash items	26,113	7,411
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(58,510)	(99,912)
Inventories	17,983	77,915
Prepaid expenses and other assets	(9,356)	(30,714)
Accounts payable, accrued expenses and other liabilities	(32,847)	(4,935)
Right-of-use assets and operating lease liabilities	(64,495)	(54,287)
Income taxes	47,942	25,350
Cash provided by operating activities	670,549	580,726
Cash flows from investing activities:
Purchases of property, equipment, and software	(50,857)	(86,378)
Other	—	(90)
Cash used in investing activities	(50,857)	(86,468)
Cash flows from financing activities:
Proceeds from borrowings	78,156	214,634
Repayments of borrowings	(326,405)	(603,703)
Deferred debt issuance costs	(1,173)	(1,736)
Repurchases of common stock	(326,185)	(150,013)
Repurchases of common stock for tax withholding	(8,235)	(17,034)
Other	169	—
Cash used in financing activities	(583,673)	(557,852)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	429	(262)
Net change in cash, cash equivalents, and restricted cash	36,448	(63,856)
Cash, cash equivalents, and restricted cash—beginning of period	153,097	194,885
Cash, cash equivalents, and restricted cash—end of period	$189,545	$131,029

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” and “Non-GAAP diluted earnings per share.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations, such as costs related to the integration of HEYDUDE and other costs that are expected to be non-recurring in nature.

Non-GAAP income from operations and Non-GAAP operating margin reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a useful basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a useful basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

For the three and nine months ended September 30, 2024, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
GAAP revenues	$1,062,200	$1,045,717	$3,112,335	$3,002,250

GAAP gross profit	$633,339	$581,636	$1,837,332	$1,679,313
Distribution centers (1)	—	18,797	3,242	23,664
Non-GAAP gross profit	$633,339	$600,433	$1,840,574	$1,702,977

GAAP gross margin	59.6%	55.6%	59.0%	55.9%
Non-GAAP gross margin	59.6%	57.4%	59.1%	56.7%
(1) During the nine months ended September 30, 2024, adjustments primarily relate to costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada. During the three and nine months ended September 30, 2023, adjustments represent expenses, including expansion costs and duplicate rent costs, related to our distribution centers in Dayton, Ohio and Las Vegas, Nevada.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended September 30,
	2024	2023
GAAP Crocs Brand gross margin	62.5%	61.9%
Non-GAAP adjustments:
Distribution centers (1)	—%	0.2%
Non-GAAP Crocs Brand gross margin	62.5%	62.1%
(1) Represents prior year expenses, including expansion costs and duplicate rent costs, primarily related to our distribution centers in Dayton, Ohio.

HEYDUDE Brand:

	Three Months Ended September 30,
	2024	2023
GAAP HEYDUDE Brand gross margin	47.9%	35.6%
Non-GAAP adjustments:
Distribution centers (1)	—%	7.2%
Non-GAAP HEYDUDE Brand gross margin	47.9%	42.8%
(1) Represents prior year expenses, including expansion costs, duplicate rent costs, and transitional storage costs, related to our distribution center in Las Vegas, Nevada.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
GAAP revenues	$1,062,200	$1,045,717	$3,112,335	$3,002,250

GAAP selling, general and administrative expenses	$363,510	$307,784	$1,015,336	$852,044
Impairment related to information technology systems (1)	—	—	(18,172)
Impairment related to distribution centers (2)	—	—	(6,933)
Information technology project discontinuation	—	—	—	(4,119)
HEYDUDE integration costs	—	(545)	—	(1,961)
Duplicate headquarters rent (3)	—	(976)	—	(3,169)
Other (4)	—	(1,749)	—	(7,357)
Total adjustments	—	(3,270)	(25,105)	(16,606)
Non-GAAP selling, general and administrative expenses (5)	$363,510	$304,514	$990,231	$835,438

GAAP selling, general and administrative expenses as a percent of revenues	34.2%	29.4%	32.6%	28.4%
Non-GAAP selling, general and administrative expenses as a percent of revenues	34.2%	29.1%	31.8%	27.8%
(1) Represents an impairment of information technology systems related to the HEYDUDE integration.
(2) Primarily represents an impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada associated with our move to our new distribution center and an impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.
(3) Represents duplicate rent costs associated with our move to a new headquarters.
(4) Includes various restructuring costs, as well as costs associated with the implementation of a new enterprise resource planning system.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
GAAP revenues	$1,062,200	$1,045,717	$3,112,335	$3,002,250

GAAP income from operations	$269,829	$273,852	$821,996	$827,269
Non-GAAP gross profit adjustments (1)	—	18,797	3,242	23,664
Non-GAAP selling, general and administrative expenses adjustments (2)	—	3,270	25,105	16,606
Non-GAAP income from operations	$269,829	$295,919	$850,343	$867,539

GAAP operating margin	25.4%	26.2%	26.4%	27.6%
Non-GAAP operating margin	25.4%	28.3%	27.3%	28.9%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
GAAP income from operations	$269,829	$273,852	$821,996	$827,269
GAAP income before income taxes	244,897	233,405	735,351	702,413

Non-GAAP income from operations (1)	$269,829	$295,919	$850,343	$867,539
GAAP non-operating income (expenses):
Foreign currency losses, net	(332)	(1,770)	(3,928)	(1,622)
Interest income	1,366	506	2,908	1,225
Interest expense	(26,203)	(39,207)	(85,927)	(124,907)
Other income, net	237	24	302	448
Non-GAAP income before income taxes	$244,897	$255,472	$763,698	$742,683

GAAP income tax expense	$45,096	$56,380	$154,189	$163,433
Tax effect of non-GAAP operating adjustments	—	5,462	7,141	10,076
Impact of intra-entity IP transfers (2)	(14,165)	(6,717)	(39,332)	(19,233)
Non-GAAP income tax expense	$30,931	$55,125	$121,998	$154,276

GAAP effective income tax rate	18.4%	24.2%	21.0%	23.3%
Non-GAAP effective income tax rate	12.6%	21.6%	16.0%	20.8%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2023, and previously in 2021 and 2020, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers.

Non-GAAP net income per share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands, except per share data)
Numerator:
GAAP net income	$199,801	$177,025	$581,162	$538,980
Non-GAAP gross profit adjustments (1)	—	18,797	3,242	23,664
Non-GAAP selling, general and administrative expenses adjustments (2)	—	3,270	25,105	16,606
Tax effect of non-GAAP adjustments	14,165	1,255	32,191	9,157
Non-GAAP net income	$213,966	$200,347	$641,700	$588,407
Denominator:
GAAP weighted average common shares outstanding - basic	59,046	61,143	59,973	61,670
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	455	472	464	610
GAAP weighted average common shares outstanding - diluted	59,501	61,615	60,437	62,280

GAAP net income per common share:
Basic	$3.38	$2.90	$9.69	$8.74
Diluted	$3.36	$2.87	$9.62	$8.65

Non-GAAP net income per common share:
Basic	$3.62	$3.28	$10.70	$9.54
Diluted	$3.60	$3.25	$10.62	$9.45
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2024:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	Over 24%
Non-GAAP adjustments, primarily related to IT system impairments (1)	1%
Non-GAAP operating margin	Over 25%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	21%
Non-GAAP adjustments, primarily related to amortization of intellectual property (1)(2)	(5)%
Non-GAAP effective tax rate	16%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$11.83 to $11.91
Non-GAAP adjustments, primarily related to IT system impairments and amortization of intellectual property (1)(2)	$0.99
Non-GAAP diluted earnings per share	$12.82 to $12.90
(1) For the full year 2024, we expect to incur approximately $28 million in costs primarily for an impairment of information technology systems related to the HEYDUDE integration and costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada.
(2) In the fourth quarter of 2023, and previously in 2021 and 2020, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin,” and “adjusted diluted earnings per share” represents non-GAAP financial measures that exclude or otherwise have been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full year non-GAAP adjustments, we are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the fourth quarter of 2024.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, AND GEOGRAPHY
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2024	2023	2024	2023	Q3 2024-2023	YTD 2024-2023	Q3 2024-2023	YTD 2024-2023
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$162,103	$164,920	$516,427	$518,059	(1.7)%	(0.3)%	(1.6)%	(0.2)%
Direct-to-consumer	$328,714	$315,824	$846,018	$788,550	4.1%	7.3%	4.3%	7.4%
Total North America (2)	490,817	480,744	1,362,445	1,306,609	2.1%	4.3%	2.2%	4.4%
International:
Wholesale	233,461	204,257	776,420	669,022	14.3%	16.1%	15.4%	18.2%
Direct-to-consumer	133,820	113,768	377,038	304,866	17.6%	23.7%	18.3%	26.2%
Total International	367,281	318,025	1,153,458	973,888	15.5%	18.4%	16.5%	20.7%
Total Crocs Brand	$858,098	$798,769	$2,515,903	$2,280,497	7.4%	10.3%	7.9%	11.3%

Crocs Brand:
Wholesale	$395,564	$369,177	$1,292,847	$1,187,081	7.1%	8.9%	7.8%	10.1%
Direct-to-consumer	462,534	429,592	1,223,056	1,093,416	7.7%	11.9%	8.0%	12.7%
Total Crocs Brand	858,098	798,769	2,515,903	2,280,497	7.4%	10.3%	7.9%	11.3%
HEYDUDE Brand:
Wholesale	113,018	146,501	361,600	463,189	(22.9)%	(21.9)%	(22.9)%	(21.9)%
Direct-to-consumer	91,084	100,447	234,832	258,564	(9.3)%	(9.2)%	(9.3)%	(9.2)%
Total HEYDUDE Brand (3)	204,102	246,948	596,432	721,753	(17.4)%	(17.4)%	(17.4)%	(17.4)%
Total consolidated revenues	$1,062,200	$1,045,717	$3,112,335	$3,002,250	1.6%	3.7%	2.0%	4.5%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) The vast majority of HEYDUDE Brand revenues are derived from North America.

CROCS, INC. AND SUBSIDIARIES
DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Direct-to-consumer (“DTC”) comparable sales were as follows:

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Direct-to-consumer comparable sales: (2)
Crocs Brand	4.8%	15.3%	9.8%	18.4%
HEYDUDE Brand	(22.2)%	8.1%	(19.4)%	16.5%
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened. Additionally, comparable sales do not include leap days in leap years.